PRICING SUPPLEMENT NO. 5                                          Rule 424(b)(3)
DATED: January 7, 2004                                       File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $150,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/12/2004   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/12/2006         CUSIP#: 073928C84

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]    Final Maturity Date:

                                              Optional          Optional
                           Redemption         Repayment         Repayment
   Redeemable On            Price(s)           Date(s)          Price(s)
   -------------           ----------         ---------         ---------
        N/A                    N/A               N/A               N/A

Applicable Only to Fixed Rate Notes:
----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]      Commercial Paper Rate           Minimum Interest Rate:  N/A

[ ]      Federal Funds Effective Rate

[x]      Federal Funds Open Rate         Interest Reset Date(s):  Daily

[ ]      Treasury Rate                   Interest Reset Period:  Daily

[ ]      LIBOR Reuters                   Interest Payment Date(s):  *

[ ]      LIBOR Telerate

[ ]      Prime Rate

[ ]      CMT Rate

Initial Interest Rate:  1.19%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.19%

* On the 12th of each April, July, October and January, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.